Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Investar Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Debt	Debt Securities	457(o)	---	---	---	---	---
	Equity	Common Stock, par value $1.00 per share		---	---	---	---	---
	Equity	Preferred Stock, no par value		---	---	---	---	---
	Other	Depositary Shares		---	---	---	---	---
	Other	Warrants		---	---	---	---	---
	Other	Subscription Rights		---	---	---	---	---
	Other	Units		---	---	---	---	---
	Unallocated (Universal) Shelf	(1)		(1)	(2)	$150,000,000(2)	0.00014760	$22,140
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total Offering Amounts						$150,000,000		$22,140
Total Fees Previously Paid								---
Total Fee Offsets								$16,365
Net Fee Due								$5,775

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Investar Holding Corporation	S-3	333-249912	11/6/20		$16,365	Unallocated (Universal) Shelf	(3)	(3)	$150,000,000
Fee Offset Sources	Investar Holding Corporation	S-3	333-249912		11/6/20						$16,365

(1)

An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued at indeterminate prices in U.S. Dollars. Subject to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant under this registration statement exceed $150,000,000.

(2)

The proposed maximum offering prices per unit and maximum aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities, or that are issued in units.

(3)

In connection with the filing of the registrant’s Form S-3 (File No. 333-249912) (the “Prior Registration Statement”), which registered securities having an aggregate public offering amount of $150,000,000, registration fees of $16,365 were paid. Registrant has not sold any securities under the Prior Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. Accordingly, in accordance with Rule 457(p), the Registrant is using the $16,365 in registration fees for the securities registered pursuant to the Prior Registration Statement to offset the current registration fee associated with the securities registered pursuant to this Registration Statement.